EXHIBIT 5.1

October 1, 2009	Mayer Brown LLP 350 South Grand Avenue 25th Floor Los Angeles, California 90071-1503

Broadway Financial Corporation 4800 Wilshire Boulevard Los Angeles, California 90010	Main Tel (213) 229-9500 Main Fax (213) 625-0248 www.mayerbrown.com

Ladies and Gentlemen:

We have acted as counsel to Broadway Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the issuance of up to 351,718 shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), pursuant to the Broadway Financial Corporation 2008 Long-Term Incentive Plan (the “Plan”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Plan pursuant to which the Shares may be issued, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for providing the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and of stock options or other awards grant pursuant to the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Mayer Brown LLP

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